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                               SECURITY AGREEMENT

                  HomeSeekers.com, Incorporated, a Nevada corporation with its principal offices at 6490 South McCarran Boulevard, Suite 28-D, Reno, Nevada, 89509 ("Debtor"), and Bradley Rotter, Trustee of the Bradley N Rotter Self Employed Pension Plan and Trust, with its offices at 1700 Montgomery, Suite 250, San Francisco, California 94111 ("Secured Party") agree, effective as of the 25th day of January, 2001, as follows:

1. BACKGROUND AND PURPOSE.

         1.1 Debtor has executed a promissory note payable to Secured Party in the original principal amount of Five Hundred Thousand Dollars ($500,000) (the "Note").

         1.2 To secure Debtor's obligations under the Note, and Debtor's obligations under this Agreement, Debtor has agreed to grant to Secured Party security interest as provided below.

         1.3 The parties desire to set forth more fully the terms of this Agreement.

2. GRANT OF SECURITY INTEREST. To secure Debtor's Obligations (as defined in Paragraph 3 below), Debtor grants to Secured Party a security interest in the Collateral (as defined in Paragraph 4 below).

3. OBLIGATIONS. For purposes of this Agreement, "Obligations" means any and all debts, obligations and liabilities of Debtor to Secured Party arising out of, or relating in any way to the Note, and any obligations of Debtor to Secured Party pursuant to this Agreement, whether or not existing or arising after the date of this Agreement, voluntary or involuntary, jointly owned with others, direct or indirect, or absolute or contingent, and whether or not from time to time increased, decreased, extinguished, created, or incurred.

4. COLLATERAL. For purposes of this Agreement, "Collateral" means:

                  a. All stock certificates and other ownership interests in Holloway Publications, Inc., an Indiana corporation and Realestateforms.com, Incorporated, a Nevada corporation.

                  b. All accounts, accounts receivable, contract rights and general intangibles of or concerning Holloway Publications, Inc. and Realestateforms.com, Incorporated, a Nevada corporation, including, without limitation, all forms of payment, all present and future incomes, rents, revenues, issues and profits, goodwill, license and license rights, bailment or leasehold interests, whether as lessor or lessee, all causes of action and recoveries for any loss in value of the real estate of Debtor or items of property described in this Agreement, rights of and to security agreements and other contracts or assignments providing security to Debtor, book debts,

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credits, indemnities, warranties or guarantees payable to Debtor upon loss or damage of property, invention, designs, design registrations, trademarks, trade styles, trade name, know-how, powers, privileges, logos, franchise rights, payments in kind, advertising and promotional materials, trade secrets, patents, patent rights, copyrights, patent applications, tax refunds, customer lists, business and accounting records, including all ledger account cards, computer tapes and disks and other computer information, in all cases whether now owned or hereafter created or acquired by Debtor or in which Debtor may now have or may after the date of this Agreement acquire an interest;

                  c. All proceeds and products of any of the personal property described above, in any form, including, without limitation, proceeds of any insurance relating to such collateral or fire and builder's risk insurance and unrenewed insurance premiums, proceeds constituting of any of the above types of collateral, all awards made in eminent domain proceedings or purchased in lieu of such eminent domain proceedings, and proceeds of any tort cause of action in existence, now or after the date of this Agreement and all replacements, substitutions, renewals, returns, additions, accessions, rents, royalties, issues, documents of ownership, and receipts for any of the foregoing.

The term "Collateral" is subject to all licenses previously granted by Debtor and to all pre-existing contractual obligations of Debtor.

5. REPRESENTATIONS AND WARRANTIES. As a material inducement to Secured Party under this Agreement, Debtor represents and warrants that the following are and shall remain true and correct, except as specifically set forth in a schedule of exceptions attached to this Agreement:

         5.1 TITLE. Debtor is the owner of all right, title, and interest in the Collateral free and clear of all liens, encumbrances, and security interests, except the security interest created by this Agreement.

         5.2 TRUTH. All information that Debtor has provided to Secured Party concerning the Collateral is true and correct.

         5.3 NO DEFENSES. No defenses, offsets, claims, or counterclaims exist against Debtor that may be asserted against Secured Party in any proceeding to enforce Secured Party's rights in the Collateral.

         5.4 NO CONFLICT. The execution, delivery, and performance of this Agreement by Debtor is not in violation of any applicable law or regulation or contractual obligation of Debtor.

         5.5 FIRST PRIORITY LIEN. The liens granted to Secured Party under this Agreement will constitute a first priority lien on the Collateral upon the timely filing of a UCC-1 Financing Statement, subject to the release of such collateral by William Tomerlin.

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         5.6 DUE AUTHORIZATION. Debtor has been duly authorized to execute and deliver this Agreement, which is a valid and binding obligation by Debtor.

6. COVENANTS OF DEBTOR.

         6.1 PROTECTION OF SECURITY INTEREST. Contemporaneously with the execution of this Agreement, Debtor shall properly execute and deliver to Secured Party UCC-1 Financing Statements to enable Secured Party to perfect Secured Party's security interest in the Collateral. Debtor agrees also to execute, file, and record such other statements, notices, and agreements, take such action and obtain such certificates and documents, in accordance with all applicable laws, statutes, and regulations as may be necessary or advisable to perfect, evidence, and continue Secured Party's security interest in the Collateral.

         6.2 TRANSACTIONS INVOLVING COLLATERAL. Debtor shall not, without the prior written consent of Secured Party, (a) sell, offer to sell, or otherwise transfer the Collateral except in the ordinary course of business, or to pledge, mortgage, encumber, or otherwise permit the Collateral to be subject to any lien, security interest, or charge, other than the security interest created by this Agreement.

         6.3 COMPLIANCE WITH LAWS. Debtor shall comply with all laws, statutes, and regulations pertaining to the Collateral.

         6.4 TAXES, ASSESSMENTS, AND LIENS. Debtor shall pay when due all taxes, assessments, and liens with regard to the Collateral.

7. AUTHORIZED ACTION BY SECURED PARTY. Debtor irrevocably appoints Secured Party as Debtor's attorney in fact to do any act that Debtor is obligated to do pursuant to this Agreement to preserve or protect the Collateral and to preserve, protect, or establish Secured Party's lien on the Collateral. Debtor further irrevocably appoints Secured Party to exercise such rights and powers as Debtor might exercise with respect to the Collateral following an Event of Default, as defined below. These powers shall include without limitation the right to (a) collect by legal proceedings or otherwise, and endorse, receive, and receipt all dividends, interest, payments, proceeds, and other sums and property now or after the date of this Agreement payable on account of the Collateral, (b) transfer the Collateral to Secured Party's own or Secured Party's nominee's name, and (c) make any compromise or settlement and take any action Secured Party deems advisable with respect to the Collateral. Debtor agrees to reimburse Secured Party on demand for any costs and expenses, including without limitation attorney fees, which Secured Party may incur while acting as Debtor's attorney in fact under this Agreement, all of which costs and expenses are included in the Obligations secured by this Agreement. Secured Party shall have no obligation to act pursuant to this paragraph and shall not be required to make any

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presentment, demand, or protest, or give any notice or take any action to preserve any rights against any other person in connection with the Collateral.

8. DEFAULTS AND REMEDIES.

         8.1 EVENT OF DEFAULT. Any of the following events or conditions shall constitute an Event of Default by Debtor under this Agreement:

                  a. Default in payment of the obligations in accordance with the terms of the Note;

                  b. Default in the performance of any Obligations or breach of any agreement, representation, or warranty contained in this Agreement;

                  c. Any levy or proceeding against the Collateral or Debtor's interest in the Collateral, except if Debtor is conducting appropriate proceedings in good faith to contest the levy or proceeding; or

                  d. The filing of a petition by or against Debtor under the provisions of the Bankruptcy Code.

         8.2 REMEDIES. Upon the occurrence of an Event of Default, Secured
Party:

                           a. Shall have and may exercise the right to sell or
otherwise dispose of all or a portion of the Collateral, and to apply the proceeds of such sale or disposition in the order following to (i) the expenses of selling or otherwise disposing of the Collateral and the reasonable attorneys' fees and legal expenses incurred by the Secured Party; and (ii) the satisfaction of the Obligations.

                           b. Shall have and may exercise all other rights and
remedies accorded to Secured Party by the Nevada Revised Statutes;

                           c. May declare all unperformed Obligations, in whole
or in party, of Debtor immediately due and payable without demand or notice; and

                           d. May require Debtor to take any and all action
necessary to make the Collateral available to Secured Party.

         8.3 REMEDIES CUMULATIVE. All of Secured Party's rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy.

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9. WAIVER OF HEARING. Debtor expressly waives any constitutional or other right to a judicial hearing prior to the time Secured Party takes possession or disposes of the Collateral upon an Event of Default as provided in Paragraph 8 above.

10. ESCROW. The parties may convey all or a portion of the Collateral to an escrow officer mutually agreed-upon by the parties (the "Escrow Officer") pursuant to mutually agreeable escrow instructions that require the Escrow Officer to sell the portion of the Collateral conveyed into escrow and to use the proceeds of such sale(s) to satisfy the Obligations.

11. ADDITIONAL DOCUMENTATION; COOPERATION. Each party shall, upon the request of the other, execute, acknowledge, and deliver to the other any instrument that may be required to accomplish the intent of this Agreement. Each party agrees to cooperate to effectuate the intent of this Agreement and shall take all appropriate action necessary or useful in doing so.

12. NONRESPONSIBILITY OF SECURED PARTY. Secured Party is not responsible for the preservation or exercise of any rights to, or granted by, any Collateral and is not responsible for insuring any such Collateral or for the wear, destruction (partial or total), or depreciation of Collateral in its possession.

13. MISCELLANEOUS.

         13.1 NOTICES. All notices, requests, consents and other communications which are required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, or mailed by certified or registered mail, postage prepaid, return-receipt requested (in which case it shall be deemed given three (3) business days after mailing) to the addresses listed in the preamble of this Agreement.

         13.2 ENTIRE AGREEMENT. This Agreement, together with the Note contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

         13.3 ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

         13.4 COUNTERPARTS; FACSIMILE. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Executed copies of this Agreement of this Agreement may be delivered by facsimile, and delivery of executed facsimile copies to the parties and their counsel shall be deemed to be a delivery of a duplicate original and sufficient delivery to result in entry to this Agreement by the transmitting party.

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         13.5 GOVERNING LAW, JURISDICTION AND WAIVER OF VENUE. This Agreement
shall be governed by and construed in accordance with the laws of the State of Nevada regardless of the fact that any of the parties hereto may be or may become a resident of a different country, state, or jurisdiction. Any suit, action, or proceeding arising out of, or with respect to, this Agreement shall be filed in a court of competent jurisdiction within the County of Washoe, State of Nevada or in the U.S. District Court for the District of Nevada, Northern Division. The parties hereby consent to the personal jurisdiction of such courts within the County of Washoe, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division. The parties hereby waive any objections to venue in such courts with Washoe County, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division.

         13.6 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to receive from the other its reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

         13.7 SEVERABILITY. In case any provision of this Agreement shall, for any reason, be held to be invalid, unenforceable, or illegal, such provision shall be severed from this Agreement, and such invalidity, unenforceable or illegality shall not affect any other provisions of this Agreement.

         13.8 WAIVER. Secured Party shall not be deemed to have waived any rights under this Agreement unless such waiver is in writing and signed by secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right.

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                    SECURED PARTY


                                    By: /s/ Bradley Rotter
                                        --------------------------------------
                                       Name:  Bradley Rotter
                                       Title: Trustee

                                    HOMESEEKERS.COM, INCORPORATED, a
                                    Nevada corporation

                                    By: /s/ Dennis P. Gauger
                                       --------------------------------------
                                       Name: Dennis P. Gauger
                                       Title: Chief Financial Officer